As filed with the Securities and Exchange Commission on October 19, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under The Securities Act of 1933

CBOT Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6200	36-4468986
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

141 West Jackson Boulevard

Chicago, Illinois 60604

(312) 435-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carol A. Burke

Executive Vice President and General Counsel

CBOT Holdings, Inc. and

Board of Trade of the City of Chicago, Inc.

141 West Jackson Boulevard

Chicago, Illinois 60604

(312) 435-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph P. Gromacki Jenner & Block LLP One IBM Plaza Chicago, Illinois 60611 (312) 222-9350	Richard A. Drucker Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to public: As promptly as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-124730

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A common stock, $0.001 par value per share (including associated preferred share purchase rights issued in connection with the shareholder rights plan)	$25,691,448	$3,024	(3)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Includes shares that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	The registrant previously registered an aggregate of $172,500,000 of Class A common stock (including the related rights) on a registration statement on Form S-1 (File No. 333-124730) and in connection therewith paid a filing fee of $20,304.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed by CBOT Holdings, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the registration statement on Form S-1 (File No. 333-124730), including the exhibits thereto, which was declared effective by the Commission on October 18, 2005, are incorporated by reference into this registration statement in their entirety and are deemed to be a part of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 19, 2005.

CBOT HOLDINGS, INC.

By:	/S/ CAROL A. BURKE
Carol A. Burke
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on October 19, 2005 in the capacities indicated.

Signature	Title

* Bernard W. Dan	President and Chief Executive Officer and Director (Principal Executive Officer)

* Glen M. Johnson	Chief Financial Officer (Principal Financial Officer)

* Jill A. Harley	Chief Accounting Officer (Principal Accounting Officer)

* Charles P. Carey	Chairman of the Board

* Robert F. Corvino	Vice Chairman of the Board

* John E. Callahan	Director

* James E. Cashman	Director

* Mark E. Cermak	Director

* Jackie Clegg	Director

* Brent M. Coan	Director

* James A. Donaldson	Director

* Larry G. Gerdes	Director

Signature	Title

* James P. McMillin	Director

* Nickolas J. Neubauer	Director

* C.C. Odom, II	Director

* M.B. Oglesby, Jr.	Director

* Frank S. Serrino	Director

* Michael D. Walter	Director

* Charles M. Wolin	Director

*By:	/S/ CAROL A. BURKE Carol A. Burke Attorney-in-Fact

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in Registration Statement No. 333-124730 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which is filed herewith.

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP.